UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

ABX AIR, INC.

(Exact name of registrant as specified in its charter)

DE	0-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Corporation’s stockholders approved and adopted the ABX Air, Inc. 2005 Long-Term Incentive Plan (the “Plan”) at the Annual Stockholders’ Meeting held on May 5, 2005. A copy of the Plan was included as Appendix G to the Corporation’s 2005 Proxy Statement.

On June 9, 2005, the Compensation Committee of the Board of Directors approved and authorized the grant of performance-based stock units and restricted stock to the executive officers and senior management of the Corporation, based on the recommendations of a nationally recognized human resources consulting firm. The following grants were made to the name executive officers of the Corporation:

Position	Name	Number of Performance Stock Units	Number of Shares of Restricted Stock
President & Chief Executive Officer	Joseph C Hete	47,100	31,400
Senior Vice President, Maintenance & Engineering	Dennis A. Manibusan	18,600	12,400
Senior Vice President, Ground Operations	Thomas W. Poynter	16,950	11,300
Senior Vice President, Flight Operations	Robert J. Morgenfeld	12,900	8,600
Vice President, Materials Management & Contracts	John A. Jessup	7,500	5,000

On that same date, the Board of Directors of the Corporation approved and authorized the grant of restricted stock units to each of the independent directors of the Corporation. The following grants were made to the independent directors:

Name	Number of Restricted Stock Units
James H. Carey	6,418
John D. Geary	6,418
Jeffrey J. Vorholt	6,418
James E. Bushman	6,418

The grants are subject to the terms of the Plan and the related award agreements, forms of which are filed as Exhibits 10(a), 10(b) and 10(c) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10(a)	Performance-based Stock Unit Award Agreement.

10(b)	Time-based Restricted Stock Award Agreement.

10(c)	Time-based Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX AIR, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President General Counsel & Secretary

Date: June 15, 2005